UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2009
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue
New York, New York	10022
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.
Item 8.01. Other Events.
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.
     On April 8, 2009, FX Real Estate and Entertainment Inc. (the “Company”) received notice from The NASDAQ Stock Market (“NASDAQ”) indicating that, as of December 31, 2008, the Company is no longer in compliance with NASDAQ’s continuing listing requirement of a minimum of $10,000,000 in stockholders’ equity.
     Under the NASDAQ Marketplace Rules, the Company is permitted to submit to NASDAQ, by no later than April 23, 2009, a plan to regain compliance with NASDAQ’s continued listing criteria. If the Company were to submit a plan and it is accepted by NASDAQ, the Company would have up to 105 calendar days from April 8, 2009, the date of the notice from NASDAQ, to regain compliance.
     However, based on the Company’s deteriorating financial condition, the Company has determined that it will not be able to regain compliance with NASDAQ’s continued listing criteria within the prescribed time frame. As a result, the Company has provided notice to NASDAQ of its intent to voluntarily delist its common stock from NASDAQ in lieu of submitting a plan to regain compliance. On or about April 24, 2009, the Company will file a Form 25 with the Securities and Exchange Commission relating to the delisting. The delisting is expected to be effective 10 calendar days after filing the Form 25. The Company anticipates that the last day of trading for its common stock on The NASDAQ Global Market will be on or about May 4, 2009. The Company will seek to have its common stock quoted on the Over-The-Counter Bulletin Board shortly after the date of delisting from The NASDAQ Global Market, though the Company cannot provide any assurances in this regard.
Item 8.01. Other Events.
     As previously disclosed, the Company’s Las Vegas subsidiaries are currently in default under the $475 million mortgage loan secured by their Las Vegas property, which is substantially the Company’s entire business. As a result of the ongoing default under the mortgage loan, on April 9, 2009, the first lien lenders sent a Notice of Breach and Election to Sell, which initiates the trustee sale procedure against the Las Vegas property to satisfy the principal amount of $259 million and other obligations owed to them under the mortgage loan and secured by the property.
     Under Nevada law, the Las Vegas subsidiaries have the legal right to cure the default during a 35-day redemption period that expires on May 18, 2009 or else the Las Vegas property may be sold thereafter in accordance with Nevada law (the process takes approximately 120 days) in a trustee sale to satisfy the first lien lenders’ obligations secured by the property. Neither the Company nor its subsidiaries are able to cure the default. Consequently, the Company and the Las Vegas subsidiaries are considering all possible legal options, including bankruptcy proceedings. The Company cannot guarantee to what extent, if any, such actions may be viable or effective.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary

     DATE: April 14, 2009